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                             POWER OF ATTORNEY FOR
                       SECURITIES AND EXCHANGE COMMISSION
                              AND RELATED FILINGS

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     The undersigned trustee of Matthews International Funds d/b/a Matthews
Asian Funds (the "Trust") hereby appoints each of James E. Walter and Downey H. Blount, his attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A and N-14 under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. The undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned hereby executes this Power of Attorney as of this 27th day of January 2004.

By:  /s/ Toshi Shibano
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     Toshi Shibano, Trustee